SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2006

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2231 Lawson Lane

Santa Clara, California

95054

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 17, 2006, Integrated Silicon Solution, Inc. (“ISSI”) received a letter from The NASDAQ Stock Market indicating that as a result of ISSI’s failure to file its Form 10-Q for the quarter ended June 30, 2006 with the Securities and Exchange Commission, ISSI was not in compliance with the NASDAQ requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14). NASDAQ Marketplace Rule 4310(c)(14) requires ISSI to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended. On August 9, 2006, ISSI had announced that its Board of Directors had appointed a committee of independent directors of the Board to conduct a review of historical stock option grant practices. Until the committee completes its review, ISSI will be unable to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 with the Securities and Exchange Commission in a timely manner. In addition, ISSI has been informed by the Securities and Exchange Commission that the Commission is conducting an informal inquiry into ISSI’s practices in granting stock options. ISSI is cooperating with this inquiry.

ISSI plans to appeal the NASDAQ Staff’s determination by requesting a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) which will result in an automatic stay of the delisting of ISSI’s common stock pending the Panel’s review and determination. Until the Panel issues a determination and the expiration of any extension which may be granted by the Panel, ISSI’s common stock will continue to be traded on The NASDAQ National Market. There can be no assurance that the Panel will grant ISSI’s request for continued listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: August 22, 2006	/s/ SCOTT D. HOWARTH
Scott D. Howarth
Vice President and Chief Financial Officer